UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

FOGO DE CHÃO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37450	45-5353489
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

5908 Headquarters Drive, Suite K200

Plano, TX 75024

(Address of Principal Executive Offices)

(972) 960-9533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

On April 5, 2018, pursuant to the Agreement and Plan of Merger, dated as of February 20, 2018 (the “Merger Agreement”), by and among Fogo de Chão, Inc., a Delaware corporation (the “Company”), Prime Cut Intermediate Holdings Inc., a Delaware corporation (“Parent”), and Prime Cut Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), Merger Subsidiary merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 5, 2018, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.

At the Effective Time (as used herein, as such term is defined in the Merger Agreement) of the Merger, each share of the Company’s common stock, par value $0.01 per share (“Company common stock”) issued and outstanding immediately prior to the Effective Time of the Merger (the “Effective Time”), other than shares of Company common stock owned by the Company, any subsidiary of the Company, Parent, Merger Subsidiary or any other subsidiary of Parent or shares with respect to which a demand for appraisal has been perfected and not withdrawn in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), has been converted into the right to receive $15.75 per share, less any applicable withholding taxes, in cash, without interest (the “Per Share Merger Consideration”).

In addition, immediately prior to the Effective Time, pursuant to the terms of the Merger Agreement:

•	each outstanding Company stock option, whether or not exercisable or vested, was canceled, and the holder of such stock option became entitled to receive an amount in cash, less applicable tax withholding, equal to (i) the excess, if any, of (a) the Per Share Merger Consideration minus (b) the exercise price per share of Company common stock subject to such stock option, multiplied by (ii) the number of shares of Company common stock subject to such stock option immediately prior to the Effective Time;

•	the restrictions on each outstanding share of restricted Company common stock (excluding shares of performance-based restricted Company common stock discussed below) lapsed, and the holder of such share of restricted Company common stock became entitled to receive, in respect of such share, an amount in cash, less applicable tax withholding, equal to the Per Share Merger Consideration; and

•	the restrictions on each outstanding share of restricted Company common stock subject to performance-based vesting conditions lapsed, and the holder of each award of performance-based restricted stock became entitled to receive an amount in cash, less applicable tax withholding, equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of Company common stock subject to such award of performance-based restricted stock (assuming that the performance conditions on such restricted stock are deemed to be achieved at the target performance level).

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference.  A copy of the Merger Agreement is filed herewith as Exhibit 2.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, Merger Subsidiary (the “Initial Borrower”) and the Company (as successor to the Initial Borrower) entered into a Credit and Guaranty Agreement, dated as of April 5, 2018 (the “Credit Agreement”), by and among the Initial Borrower, the Company, Parent, certain subsidiaries of the Company party thereto as guarantors, certain lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch as administrative agent and collateral agent (the “Agent”).

The Credit Agreement provides for U.S. dollar term loans in an aggregate principal amount of $325 million and U.S. dollar revolving loan commitments in an aggregate principal amount of $40 million. Borrowings under the Credit Agreement were used on the closing date to repay outstanding obligations under the Company’s existing credit agreement, to finance a portion of the purchase price for the acquisition and to pay certain fees and expenses related to the transactions.

Interest on the Company’s borrowings under the Credit Agreement will accrue at a per annum rate equal to the sum of (x) either (at the Company’s option) (i) the adjusted LIBOR rate (generally, the LIBOR rate for an interest period selected by the Company and adjusted for statutory reserves) or (ii) the base rate (generally equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) a “prime rate” and (c) the adjusted LIBOR rate for an interest period of one-month plus 1.00%), in any case not less than zero, plus (y) the applicable margin. The applicable margin is equal to 4.50% per annum in the case of any term loan borrowings bearing interest by reference to the adjusted LIBOR rate, 4.00% to 4.50% (depending on the total net leverage ratio) in the case of revolving borrowings bearing interest by reference to the adjusted LIBOR rate, 3.50% per annum in the case of any term loan borrowings bearing interest by reference to the base rate, and 3.00% to 3.50% (depending on the total net leverage ratio) in the case of revolving borrowings bearing interest by reference to the base rate.

The Credit Agreement contains customary affirmative and negative covenants, including restrictions on the following: liens, investments, indebtedness, fundamental changes, asset dispositions, changes in the nature of the business, affiliate transactions, limitations on prepayments and modifications of debt, restrictive agreements and use of proceeds. The Credit Agreement also contains customary events of default, including failure to make certain payments under the Credit Agreement when due, breach of covenants, materially incorrect representations and warranties, default on other material indebtedness, events of bankruptcy, certain judgments, the failure of any of the loan documents to remain in full force and effect and the occurrence of any change in control with respect to the Company.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 5, 2018, in connection with the closing of the Merger, the Company notified Nasdaq Global Select Market ( “Nasdaq”) that it had filed the certificate of merger with the Secretary of State of the State of Delaware and that the Merger is deemed effective, and requested that Nasdaq suspend trading of the Company’s common stock prior to the commencement of trading on Nasdaq on the Closing Date (as such term is defined in the Merger Agreement), remove Company common stock from listing on Nasdaq and file with the SEC a notification of removal from listing and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 with respect to Company common stock. As a result, Company common stock will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the shares of Company common stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Company common stock.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

At the Effective Time , each holder of shares of Company common stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration pursuant to the Merger Agreement or, prior to 5:00 p.m. on April 5, 2018, and subject to the requirements of Section 262 of the DGCL, demand appraisal in respect of such shares).

Item 5.01	Change in Control of Registrant

The information contained in Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

At the Effective Time, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

In accordance with the Merger Agreement, as of the Effective Time, each of Gerald W. Deitchle, Douglas A. Haber, Todd M. Abbrecht, Neil Moses, Douglas R. Pendergast and Jeff T. Swenson resigned from his position as a director of the Company.  The resignations of the directors of the Company were not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of the Effective Time, Lawrence J. Johnson, Eytan Tigay and Lucas Flynn are directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Effective Time and pursuant to the Merger, the certificate of incorporation of the Company was amended and restated in its entirety.  A copy of such amended and restated certificate of incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

At the Effective Time and pursuant to the Merger, the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time became the bylaws of the Company, as the surviving corporation in the Merger, except that references to the name of Merger Subsidiary have been replaced with references to the name of the Company. A copy of such bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, among Fogo de Chao, Inc., Prime Cut Intermediate Holdings Inc. and Prime Cut Merger Sub Inc., dated as of February 20, 2018 (incorporated by reference to Exhibit 1.1 to the Company’s current report on Form 8-K filed with the SEC on February 22, 2018).

3.1	Certificate of Incorporation of Fogo de Chão, Inc., as amended.

3.2	Bylaws of Fogo de Chão, Inc., as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2018

FOGO DE CHÃO, INC.

By:	/s/ Lawrence J. Johnson
Lawrence J. Johnson
Chief Executive Officer